Exhibit 99

Media Contact:

Brad Shaw

Gateway, Inc.

(858) 848-3957

brad.shaw@gateway.com

Investor Contact:

Marlys Johnson

Gateway, Inc.

(605) 232-2709

marlys.johnson@gateway.com

GATEWAY REPORTS FOURTH QUARTER, FULL YEAR 2003 RESULTS

Revenue, EPS consistent with previous guidance

Consumer electronics business continues to expand, led by digital TVs, cameras

Pre-tax loss before restructuring and transformation expenses improves for third straight quarter,

as margin dollars expand SG&A declines

POWAY, Calif. – Jan. 29, 2004 – Gateway, Inc. today reported revenue of $875 million for the quarter ending Dec. 31, 2003, compared with $883 million in the third quarter of 2003 and $1.056 billion in the prior year period.

The company recorded a fourth-quarter net loss of $114 million, or 35 cents per share, including restructuring charges and transformation expenses stemming from its previously announced outsourcing and related initiatives, as well as tax provisions; these factors accounted for $65 million, or 20 cents per share, of the loss. Gateway reported a net loss of $139 million, or 43 cents per share, in the previous quarter and $72 million, or 22 cents per share, a year earlier.

Revenue was in line with the company’s guidance of approximately $880 million. Earnings per share was consistent with guidance, which did not include restructuring charges, transformation expenses and tax provisions.

“With the progress Gateway has made in transforming into a branded integrator, we have established a strong, solid base to build on,” Gateway’s chairman and CEO Ted Waitt said. “We have stabilized revenue, improved margins and sharply cut costs. We’ve created our best product line in years, with the launch of more than a hundred new products in nearly two dozen new categories. And we’ve implemented a world-class product fulfillment model that’s given us a competitive advantage in sourcing, building and delivering great products.”

Broader product range

Gateway continued to make significant progress in its transformation from a PC company to a branded integrator of personalized technology solutions, substantially expanding its range of consumer electronics (CE) products.

The company added 46 new products and services in six new categories during the quarter, bringing the total since its May 8 transformation announcement to 118 new products and services in 22 new categories — far exceeding its year-end target of 50 new products in 15 new categories.

Unit sales of LCD and plasma lines, which now include 10 models, rose approximately 65 percent from the third quarter and nearly fourfold from a year earlier.

Following the company’s entry into the digital camera market in the third quarter, the camera line was expanded to six models; unit sales grew more than 200 percent sequentially and more than doubled in December from November.

Other highlights

* Cost of goods sold (COGS) reductions amounted to $98 million in the quarter, bringing full year reductions to $260 million, well ahead of the company’s objective of $200 million.

* Selling, general and administrative (SG&A) expenses amounted to $224 million — including restructuring and transformation expenses of $30 million — on target with the company’s objective of bringing SG&A below $200 million before such expenses. The company exceeded its full-year SG&A reduction target of $125 million, achieving $150 million in savings from the annualized rate in 2002’s fourth quarter.

* Gross margin dollars increased to $131 million in the fourth quarter from $130 million a year earlier, despite revenue falling to $875 million from $1.056 billion. Before restructuring and transformation expenses, PC margins rose by 160 basis points sequentially, bolstered by the company’s success in higher-end PCs and cost reductions; CE margins rose by 380 basis points sequentially, reflecting a richer mix of products.

Quarterly sales

Gateway sold 526,000 PCs in the quarter, off 6 percent sequentially and down 27 percent year-on-year. The quarterly decline reflected stiff competition in the lower-end of the PC market and constrained supply of the company’s Media Center PCs, as previously announced. The year-over-year decline was due primarily to these factors, and the effect of previously announced store closures earlier in the year.

In the Consumer segment, revenue was $482 million, including sales of 249,000 PCs. Sequentially, Consumer revenue and units increased 13 percent and 11 percent, respectively, reflecting new product introductions, increased sales of CE products and seasonal demand trends. Year-over-year, Consumer revenue decreased 22 percent and PC unit sales decreased 40 percent.

In the Professional segment, revenue was $393 million, with PC units of 277,000. Sequentially, Professional revenue declined 14 percent and PC unit sales fell 17 percent, reflecting the competitive factors discussed above and seasonal demand trends. Year-over-year, Professional revenue decreased 10 percent and unit sales declined 8 percent.

CE/non-PC revenue rose to $268 million, up 12 percent sequentially and up 39 percent year-on-year; CE/non-PC revenue as a percent of total revenue stood at 31 percent, up from 27 percent the previous quarter and 18 percent a year earlier. CE revenue alone rose to $102 million, up 60 percent sequentially and up 169 percent year-on-year; CE revenue as a percent of total revenue stood at 12 percent, up from 7 percent the previous quarter and 4 percent a year earlier.

Pre-tax loss

Gross margin was 15.0 percent (which includes 1.3 percentage points impact from restructuring and transformation expenses and approximately 1.0 percentage point benefit related to reductions in loss contingency reserves) compared with 10.0 percent in the previous quarter (which includes 4.4 percentage points impact from restructuring and transformation expenses) and 12.3 percent in the fourth quarter of last year. This sequential improvement is a result of the increased mix of CE and non-PC products, as well as improved PC margins.

SG&A amounted to $224 million in the fourth quarter compared with $230 million in the third quarter and $249 million in the fourth quarter of 2002, reflecting the company’s continued cost reduction efforts. Included in the fourth and third quarter SG&A levels are $30 million and $34 million, respectively, of restructuring and transformation costs, with no comparable amounts in the fourth quarter of 2002.

Pre-tax loss was $88 million in the fourth quarter compared with $136 million in the third quarter and $113 million in the fourth quarter of 2002. Pre-tax losses before restructuring and transformation expense have narrowed for three consecutive quarters to $47 million in the fourth quarter, from $63 million in the third quarter, $70 million in the second quarter and $120 million in the first quarter.

Restructuring charges, transformation expenses, tax provisions

The company incurred in the quarter a restructuring charge of $25 million, related primarily to the severance of employees and closure of facilities, and transformation expenses of $16 million, related to outsourcing transition costs and other expenses related to the company’s transformation into a branded integrator. Additionally the Company recorded a tax provision of $24 million, principally related to certain state income tax receivables and net deferred tax assets which the company no longer deems recoverable.

Full year 2003

Gateway reported full year 2003 revenue of $3.4 billion and a net loss of $526 million or a loss of $1.62 per share. Included in the net loss was $215 million, or $0.66 per share, related to restructuring costs, transformation expenses and tax provisions as discussed above. Total PC unit sales for the year were 2.1 million, a 24 percent decline over the prior year.

SG&A expenses for the year were $974 million, including $128 million in restructuring and transformation expenses, compared with 2002’s $1.08 billion, including $83 million in restructuring and other expenses. Before restructuring and transformation expenses, SG&A expenses were down approximately $150 million in 2003 from 2002.

About Gateway

Since its founding in 1985, Gateway (NYSE: GTW) has been a technology and direct-marketing pioneer, using its call centers, web site and retail network to build direct customer relationships. As a branded integrator of personalized technology solutions, Gateway offers consumers, businesses and schools a wide range of thin TVs, digital cameras, connected DVD players, enterprise systems and other products, which work together seamlessly with its award-winning line of PCs. Gateway is America’s second most admired computer company, according to Fortune magazine(1), and its products and services received nearly 130 awards and honors last year. Visit www.gateway.com for more information.

(1) Source: Fortune magazine, March 3, 2003 issue

Conference call information

Gateway will host a conference call for analysts on Thursday, Jan. 29 at 5:30 pm EST/2:30 pm PST, which will be accessible via live audio webcast at http://www.gateway.com.

Certain non-GAAP financial information

This press release contains certain non-GAAP financial information, including disclosure of the portion of the company’s SG&A, gross margins and net loss relating to, or affected by, certain restructuring charges, transformation expenses and tax provisions. This non-GAAP financial information is provided as supplementary information and is not an alternative to GAAP. This non-GAAP financial information is used by management to analyze the company’s baseline performance before charges and expenses that are considered by management to be outside of Gateway’s core operating results, notwithstanding the fact that such restructuring charges and transformation expenses may be recurring. This non-GAAP information is among the primary indicators management uses as a basis for evaluating Gateway’s financial performance as well as for forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for reported results determined in accordance with GAAP.

Special note

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove incorrect, could cause Gateway’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be forward-looking statements, including any projections or preliminary estimates of earnings, revenues, or other financial items; any statements of plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks that contribute to the uncertain nature of these statements include, among others, competitive factors and pricing pressures, including the impact of aggressive pricing cuts by larger competitors; general conditions in the personal computing industry, including changes in overall demand and average selling prices, shifts from desktops to mobile computing products and information appliances and the impact of new microprocessors and operating software; the ability to transform the company to a technology solutions provider and restructure its operations and cost structure; component supply shortages; short product cycles; the ability to access new technology; infrastructure requirements; risks of international business; foreign currency fluctuations; ability to grow in e-commerce; risks of minority equity investments; risks relating to new or acquired businesses, joint ventures and strategic alliances; risks related to financing customer orders; changes in accounting rules; the impact of litigation and government regulation generally; inventory risks due to shifts in market demand; changes in product, customer or geographic sales mix; the impact of employee reductions and management changes and additions; and general economic conditions, and other risks described from time to time in Gateway’s Securities and Exchange Commission periodic reports and filings. Gateway assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Gateway, Inc.

Consolidated Condensed Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002
Net sales	$875,134	$1,056,356	$3,402,364	$4,171,325
Cost of goods sold	743,664	926,039	2,938,800	3,605,120

Gross profit	131,470	130,317	463,564	566,205
Selling, general, and administrative expenses	224,022	249,011	974,139	1,077,447

Operating loss	(92,552)	(118,694)	(510,575)	(511,242)
Other income, net	4,843	5,711	19,328	35,496

Loss before income taxes	(87,709)	(112,983)	(491,247)	(475,746)
Provision (benefit) for income taxes	23,565	(43,804)	23,565	(178,028)

Net loss	$(111,274)	$(69,179)	$(514,812)	$(297,718)
Preferred stock dividends and accretion	(2,787)	(2,780)	(11,138)	(11,323)

Net loss attributable to common stockholders	$(114,061)	$(71,959)	$(525,950)	$(309,041)

Basic and diluted net loss per share	$(0.35)	$(0.22)	$(1.62)	$(0.95)

Basic and diluted weighted average shares outstanding	324,377	324,048	324,160	324,020

Gateway, Inc.

Consolidated Condensed Balance Sheets

(in thousands)

(unaudited)

	December 31, 2003	December 31, 2002
ASSETS:
Current assets:
Cash and cash equivalents	$409,188	$465,603
Marketable securities	679,849	601,118
Accounts receivable, net	210,151	197,817
Inventory	114,136	88,761
Other	250,153	602,073

Total current assets	1,663,477	1,955,372
Property, plant, and equipment, net	330,913	481,011
Intangibles, net	13,983	23,292
Other assets	20,065	49,732

	$2,028,438	$2,509,407

LIABILITIES AND EQUITY:
Current liabilities
Accounts payable	$415,971	$278,609
Accrued liabilities	277,455	364,741
Accrued royalties	48,488	56,684
Other current liabilities	257,090	240,315

Total current liabilities	999,004	940,349
Other long-term liabilities	109,696	127,118

Total liabilities	1,108,700	1,067,467
Series C preferred stock	197,720	195,422
Stockholders’ equity	722,018	1,246,518

	$2,028,438	$2,509,407

Gateway, Inc.

Analysis of Consolidated Condensed Statement of Operations

For the three months ended December 31, 2003

(in thousands, except per share amounts)

(unaudited)

	Results of Operations	Restructuring Charges (1)	Transformation Expenses and Taxes (1)	Results of Operations, net of Restructuring Charges, Transformation Expenses and Taxes (1)
Net sales	$875,134	$—	$—	$875,134
Cost of goods sold	743,664	10,978 (2)	297 (4)	732,389

Gross profit	131,470	(10,978)	(297)	142,745
Selling, general, and administrative expenses	224,022	14,449 (3)	15,439 (4)	194,134

Operating loss	(92,552)	(25,427)	(15,736)	(51,389)
Other income, net	4,843	—	—	4,843

Loss before income taxes	(87,709)	(25,427)	(15,736)	(46,546)
Provision for income taxes	23,565	—	23,565 (5)	—

Net loss	$(111,274)	$(25,427)	$(39,301)	$(46,546)
Preferred stock dividends and accretion	(2,787)	—	—	(2,787)

Net loss attributable to common stockholders	$(114,061)	$(25,427)	$(39,301)	$(49,333)

Net loss per share	$(0.35)	$(0.08)	$(0.12)	$(0.15)

(1)	This non-GAAP financial information is provided as supplementary information and is not an alternative to GAAP. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results of operations presented in accordance with GAAP.
(2)	Represents approximately $8 million related to the severance of employees and approximately $3 million related to the closure of facilities.
(3)	Represents approximately $8 million related to the closure of facilities and accelerated depreciation and approximately $6 million related to the severance of employees.
(4)	Represents outsourcing transition costs and other expenses related to the Company’s transformation into a branded integrator.
(5)	Represents certain state income tax receivables and net deferred tax assets that are deemed not recoverable.

Gateway, Inc.

Analysis of Consolidated Condensed Statement of Operations

For the twelve months ended December 31, 2003

(in thousands, except per share amounts)

(unaudited)

	Results of Operations	Restructuring Charges (1)	Transformation Expenses and Taxes (1)	Results of Operations, net of Restructuring Charges, Transformation Expenses and Taxes (1)
Net sales	$3,402,364	$—	$—	$3,402,364
Cost of goods sold	2,938,800	60,858 (2)	2,393 (4)	2,875,549

Gross profit	463,564	(60,858)	(2,393)	526,815
Selling, general, and administrative expenses	974,139	95,937 (3)	32,557 (4)	845,645

Operating loss	(510,575)	(156,795)	(34,950)	(318,830)
Other income, net	19,328	—	—	19,328

Loss before income taxes	(491,247)	(156,795)	(34,950)	(299,502)
Provision for income taxes	23,565	—	23,565 (5)	—

Net loss	$(514,812)	$(156,795)	$(58,515)	$(299,502)
Preferred stock dividends and accretion	(11,138)	—	—	(11,138)

Net loss attributable to common stockholders	$(525,950)	$(156,795)	$(58,515)	$(310,640)

Net loss per share	$(1.62)	$(0.48)	$(0.18)	$(0.96)

(1)	This non-GAAP financial information is provided as supplementary information and is not an alternative to GAAP. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results of operations presented in accordance with GAAP.
(2)	Represents costs related to the severance of employees, closure of facilities and asset write-downs.
(3)	Represents costs related to the closure of facilities, accelerated depreciation and costs related to the severance of employees.
(4)	Represents outsourcing transition costs and other expenses related to the Company’s transformation into a branded integrator.
(5)	Represents certain state income tax receivables and net deferred tax assets that are deemed not recoverable.

Gateway, Inc.

Analysis of Consolidated Condensed Statement of Operations

For the Three Months Ended September 30, 2003

(in thousands, except per share amounts)

(unaudited)

	Results of Operations	Restructuring Charges (1)	Transformation Expenses (1)	Results of Operations net of Restructuring Charges and Transformation Expenses (1)
Net sales	$883,140	$—	$—	$883,140
Cost of goods sold	794,938	37,122 (2)	2,094 (4)	755,722

Gross profit	88,202	(37,122)	(2,094)	127,418
Selling, general, and administrative expenses	229,504	16,440 (3)	17,121 (4)	195,943

Operating loss	(141,302)	(53,562)	(19,215)	(68,525)
Other income, net	5,246	—	—	5,246

Loss before income taxes	(136,056)	(53,562)	(19,215)	(63,279)
Benefit for income taxes	—	—	—	—

Net loss	$(136,056)	$(53,562)	$(19,215)	$(63,279)
Preferred stock dividends and accretion	(2,785)	—	—	(2,785)

Net loss attributable to common stockholders	$(138,841)	$(53,562)	$(19,215)	$(66,064)

Net loss per share	$(0.43)	$(0.17)	$(0.06)	$(0.20)

(1)	This non-GAAP financial information is provided as supplementary information and is not an alternative to GAAP. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results of operations presented in accordance with GAAP.
(2)	Represents approximately $16 million related to the closure of facilities, approximately $11 million related to the severance of employees and approximately $10 million related to asset write-downs.
(3)	Represents approximately $14 million related to asset write-downs and accelerated depreciation and approximately $2 million related to the severance of employees.
(4)	Represents store remodeling, consulting and other expenses related to the Company’s transformation into a branded integrator.

For the three months ended March 31, 2003, pre-tax losses included $78 million in restructuring costs for expenses associated with the company’s growth and cost reduction plans.

For the twelve months ended December 31, 2002, selling, general and administrative expenses included approximately $83 million related to the costs associated with the closure of certain sites, severance obligations and the write-down of capital assets.